EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-203355, 333-202579, 333-198148, 333-198149, 333-194246 and 333-189855 and Form S-8 Nos. 333-200709, 333-200708, 333-160486, 333-151686, 333-148041, 333-126306, 333-122708, 333-116449, 333-103622, 333-64246, 333-56576, and 333-32666) of our report dated July 1, 2016, with respect to the consolidated financial statements of Determine, Inc., included in the Annual Report on Form 10-K for the two year period ended March 31, 2016.

/s/ Armanino LLP
San Francisco, California
July 1, 2016